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[FORETHOUGHT LOGO]

                       FORETHOUGHT LIFE INSURANCE COMPANY
                              [300 N. Meridian St.
                                   Suite 1800
                             Indianapolis, IN 46204]

                       MULTI-YEAR GUARANTEED ACCOUNT RIDER

This rider is issued as part of the Contract to which it is attached, and is effective on the date it is issued to You. Except where this rider provides otherwise, it is subject to all of the provisions, conditions and limitations of the Contract. Terms used in this rider shall have the same meanings as are set forth in the Contract to which this rider is attached unless otherwise defined in this rider. In case of a conflict between the terms of this rider and the terms of the Contract, the terms of this rider will control.

This rider adds a Multi-Year Guaranteed Account (MYGA) to the available Account(s) of Your Contract. Subject to the terms and limitations described in this rider, You may allocate a portion of Your Premium Payment(s) or Contract Value to the Multi-Year Guaranteed Account which provides a guaranteed interest rate for a specified duration.

RIDER SPECIFICATIONS

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MAXIMUM MYGA ALLOCATION AMOUNT:

     - The maximum allocation of any portion of a Premium Payment to the MYGA(s) is [40%] of such Premium Payment.

     - The maximum allocation of any portion of Contract Value transferred to the MYGA(s) is limited such that the resulting MYGA Value shall not exceed [40%] of the total Contract Value.

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MAXIMUM NUMBER OF MYGA(S): [20]

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MINIMUM MYGA INTEREST RATE: [0.25%]

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NONFORFEITURE FACTOR: [87.5%]

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NONFORFEITURE RATE: Your MYGA(s) nonforfeiture interest rates are annual compound interest rates, determined for each MYGA Term, that equal the interest rates defined below, but not less than 1% nor more than 3%:

     The average of the five-year Constant Maturity Treasury rates reported by the Federal Reserve for the month of October in the calendar year prior to the start of each MYGA Term, reduced by 125 basis points and rounded to the nearest 1/20th of one percent.

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ICC15-FLICMYGA

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DEFINITIONS

Initial capitalized terms used that are not defined in this rider shall have the same meaning as those in Your Contract.

ACCOUNT - Any of the Sub-Accounts or the Fixed Accounts, including any Multi-Year Guaranteed Account and the DCA Plus Fixed Account, if applicable.

MULTI-YEAR GUARANTEED ACCOUNT (MYGA) - This is part of Our General Account to which a part of the Contract Value may be allocated. The Multi-Year Guaranteed Account accumulates interest. Premium Payment(s) or Contract Value may be allocated to establish one or more MYGA(s), subject to the Maximum Number of MYGA(s) and the Maximum MYGA Allocation Amount shown in the Rider Specifications.

We may restrict Your ability to allocate Contract Value or make Premium Payments to any of the MYGA(s) at any time. We may close any of the MYGA(s) to subsequent Premium Payment allocations or any transfers of Contract Value from the Sub-Account(s) or the Fixed Accounts to any of the MYGA(s). We may also make any MYGA available only through enrollment in one or more Programs that We establish. Our decision to take any of the aforementioned actions will be based on the prevalent level of interest rates. We will provide thirty days advance written notice to You.

MULTI-YEAR GUARANTEED ACCOUNT INTEREST RATE - The effective annual interest rate for any amounts allocated to a MYGA will be determined and declared by Us at the time of such allocation, and will be guaranteed for Multi-Year Guaranteed Account Term elected by You. The interest rate will not be less than the Minimum MYGA Interest Rate shown in the Rider Specifications and is subject to the Minimum MYGA Nonforfeiture Amount. We may credit additional interest above the Minimum MYGA Interest Rate at Our sole discretion.

MINIMUM MYGA NONFORFEITURE AMOUNT - The minimum value of the MYGA(s) under the Contract. The Minimum MYGA Nonforfeiture Amount prior to the Annuity Commencement Date shall be equal to an accumulation of the Nonforfeiture Factor, shown on the Rider Specifications, of the gross considerations accumulated at the Nonforfeiture Rate, shown on the Rider Specifications, less any applicable annual maintenance fees, taxes and surrenders.

MULTI-YEAR GUARANTEED ACCOUNT TERM - This is the investment period start and end date for each applicable MYGA offered by Us and elected by You. One or more MYGA Terms may be established by allocating amounts to a MYGA, subject to availability, and the Maximum Number of MYGA(s) and the Maximum MYGA Allocation Amount shown in the Rider Specifications. In addition, no MYGA Term may extend beyond the Contract Maturity Date. At the expiration of a MYGA Term, the value of such MYGA will be transferred to the Fixed Account, unless You elect to renew the MYGA, subject to availability, at renewal interest rates being offered at that time, or transfer the value of such MYGA to currently available Sub-Accounts or the Fixed Account.

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YOUR CONTRACT IS AMENDED BY THE FOLLOWING MULTI-YEAR GUARANTEED ACCOUNT
PROVISIONS:

1. The following is added to the "VALUATION PROVISIONS" of Your Contract immediately following the section entitled Fixed Account Value:

     MULTI-YEAR GUARANTEED ACCOUNT VALUE. We will determine the value of each individual Multi-Year Guaranteed Account by crediting interest daily at the effective annual MYGA Interest Rate for such MYGA. The Multi-Year Guaranteed Account Value for each individual MYGA equals:

       a)   the Premium Payment or Contract Value allocated to such MYGA; plus

       b)   interest credited to such MYGA; minus

       c)   any Partial Withdrawals taken from such MYGA; minus

       d)   the Annual Maintenance Fee taken from such MYGA, if applicable.

     Your Multi-Year Guaranteed Account Value equals the sum of the values described above for each individual Multi-Year Guaranteed Account.

2. The following is added to the "TRANSFERS BETWEEN ACCOUNTS" provision of Your Contract:

     TRANSFERS BETWEEN THE MULTI-YEAR GUARANTEED ACCOUNT(S), AND THE FIXED ACCOUNT AND THE SUB-ACCOUNT(S). Transfers to the MYGA from the Sub-Account(s) may be made to establish one or more new MYGA(s) subject to availability, and the Maximum Number of MYGA(s) and the Maximum MYGA Allocation Amount shown in the Rider Specifications. Transfers from a MYGA to any other Account(s) are not allowed during the MYGA Term. Transfers may only be made from an existing MYGA to any other Account(s) at the end of such MYGA's Term. During the 30 day period following the expiration of a MYGA Term, You may transfer the value of the amount that was defaulted to the Fixed Account at that time, to any other available MYGA(s) or Sub-Account(s).

3. The following is added to the "SURRENDERS AND WITHDRAWALS" provision of Your Contract:

     MULTI-YEAR GUARANTEED ACCOUNT WITHDRAWALS. Unless We agree otherwise, Partial Withdrawals will be taken on a pro rata basis from Your Accounts.

4. The following replaces the second paragraph of the "PAYMENT ON SURRENDER - DEFERRAL OF PAYMENT" section of the "SURRENDERS AND WITHDRAWALS" provision of Your Contract:

     Subject to applicable law, We may defer payment of any amounts from the Fixed Account, the DCA Plus Fixed Account and any Multi-Year Guaranteed Account for up to six months from the date we receive Your request to surrender, subject to Our making a written request and receiving written approval by the Insurance Commissioner of the state in which this contract is issued where required by law. Our written request to the Insurance Commissioner will provide the reason for Our request to defer payment. We will notify You within 15 days of our intent to defer payment of Your surrender in accordance with this provision. If We defer payment for more than 30 days, We will pay interest per annum of at least the statutory required minimum interest rate then in effect on the amount deferred.

SIGNED FOR FORETHOUGHT LIFE INSURANCE COMPANY
[
             /s/ Samuel Ramos                      /s/ Michael A. Reardon
                 SECRETARY                                PRESIDENT]

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